EXHIBIT 10.5.1

FIRST AMENDMENT TO

MORTGAGE PARTNERSHIP FINANCE®

INVESTMENT AND SERVICES AGREEMENT

THIS FIRST AMENDMENT TO INVESTMENT AND SERVICES AGREEMENT (the “Amendment”) is made as of the 7th day of September, 2000, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF BOSTON (the “Boston Bank”).

RECITALS:

WHEREAS, the Boston Bank and the MPF Provider have previously entered into that certain MORTGAGE PARTNERSHIP FINANCE Investment and Services Agreement dated as of April 20, 2000 (the “Agreement”) pursuant to which the parties agreed, among other things, to make the MORTGAGE PARTNERSHIP FINANCE Program available to members of the Boston Bank; and

WHEREAS, the parties desire to amend the Agreement to modify the Participation Share provision, to reduce to zero the MPF Provider’s Participation Share in the first One Billion Dollars of Program Loans sold to the Boston Bank under the Fleet MC (hereinafter defined), and to set the MPF Provider’s Participation Share to 25% of any Program Loans sold under the Fleet MC in excess of One Billion Dollars.  Any capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement.

NOW THEREFORE,  in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1.                                       The Agreement is hereby amended with respect to the Fleet MC and SCRC MC, only by deleting Section 2.2 (b) in its entirety and substituting the following in its place:

(b)  In lieu of paying the Program Contribution, the Boston Bank hereby agrees to grant the MPF Provider a Participation Share in the amount of a fifty percent (50%) interest in the Program Loans purchased by the Boston Bank under that certain Master Commitment issued for an amount up to One Billion Two Hundred Million Dollars, dated August 22, 2000, to Second Charter Reinsurance Company (the “SCRC MC”), and the MPF Provider agrees to acquire such Participation Share and that no Transaction Services Fee is payable with respect to such Program Loans, provided, however, that if less than Five Hundred Million Dollars of Program Loans are acquired under the SCRC MC, then the Boston Bank agrees to grant the MPF Provider a Participation Share in the amount of a fifty percent (50%) interest in Program Loans acquired under one or more Master Commitments that in the aggregate, equal the difference between Five Hundred Million Dollars and the actual amount of Program Loans purchased by the Boston Bank under the SCRC MC, and the MPF Provider agrees to acquire such Participation Share and that no Transaction Services Fee is payable with respect to such Program Loans.  Without limiting the foregoing, the Boston Bank and the MPF Provider agree that the MPF Provider’s Participation Share with respect to the first One Billion Dollars of Program Loans purchased by the Boston Bank under the Fleet MC shall be zero but the Boston Bank hereby agrees to grant the MPF Provider a Participation Share in the amount of a twenty-five percent (25%) interest any Program Loans purchased by the Boston Bank under the Fleet MC in excess of One Billion Dollars, and the MPF Provider agrees to acquire such Participation Share and that no Transaction Services Fee is payable with respect to such Program Loans.  The MPF Provider further acknowledges and agrees that its obligation to acquire the Participation Share described in the preceding sentence shall not be limited by or conditioned upon any requirement that the Boston Bank purchase any additional Program Loans of a type other than original MPF for FHA insured/VA guaranteed Loans.

2.                                       The Agreement is hereby amended with respect the Fleet MC only, and not with respect to any other Master Commitments, by exempting the first One Billion Dollars of Program Loans purchased by the Boston Bank under the Fleet MC from the provisions of Section 2.4 of the Agreement.

3.                                       The Agreement is hereby amended by adding the following definition to Article I:

“Fleet MC” shall mean that certain Master Commitment the Boston Bank entered into with Fleet National Bank, dated August 24, 2000, in an amount up to Two Billion Dollars.

4.                                       Except for the foregoing amendment, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF BOSTON

By:	/s/ Kenneth L. Gould	By:	/s/ Michael L. Wilson
Kenneth L. Gould		Michael L. Wilson
Executive Vice President		Executive Vice President & COO